Employment Agreement

      EMPLOYMENT AGREEMENT DATED AS OF April 1, 1999, by and between Eurotech LTD. a District of Columbia corporation with offices at 1101 30th Street, NW, Suite 500, Washington, DC 20007 (the "Corporation") and Frank Fawcett dba F.I.I.C. with offices at 15 Lin Lew Drive, Unit #6, Derry, NH 03038 (the "Employee").

      Whereas, the Corporation desires to engage Frank Fawcett dba F.I.I.C. in the capacity of President and CEO to perform services for the Corporation, and the Employee desires to perform such services, on the terms and conditions set forth in this agreement.

      NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:

1.    EMPLOYMENT

      The Corporation hereby employs Employee and Employee hereby accepts such employment under the terms and conditions hereinafter contained, beginning as of the date first set forth above.

2.    DUTIES; AGREEMENT TO SERVE

      So long as he is employed hereunder, employee shall be the President and Chief Executive Officer (CEO) of the Corporation and Employee shall perform such duties for the Corporation consistent with his position and office as may be assigned to him from time to time by the Board of Directors.

3.    COMPENSATION

      (a) So long as Employee is employed hereunder, the Corporation shall pay to Employee as compensation for his services, subject to subsection
            (b) of this Paragraph 3, and Employee agrees to accept as full payment thereof, an annual salary of $140,000 payable in equal weekly installment or such other installments as Employee may reasonably request.

      (b) The Corporation shall issue upon signing this agreement with the employee 60,000 shares of Common Stock and at the end of the first year an additional 60,000 shares of Common Stock of Common Stock, and on every anniversary (April 1) of this agreement will be issued an additional 75,000 shares of Common Stock based on performance, which such shares of common stock shall be "restricted securities" and shall remain restricted until such time as the securities are registered unless an exemption from registration permits the transfer thereof. A performance review will be conducted yearly by the Board of Directors, yearly bonuses, additional stock and other salary increases based on review by the Board of Directors will be done on the anniversary date of this contract. Nothing contained


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            herein shall be deemed to limit or prevent Employee from receiving and accepting such additional benefits, emoluments, privileges, rights, pensions, bonuses, insurance, and the likes as the Board of Directors shall deem proper and in the best interests of the Corporation. Neither the Corporation's grant nor Employees receipt of any such additional benefits, emoluments, privileges, rights, pensions, bonuses, insurance and the like shall be deemed to affect, modify, impair, or amend the terms of this agreement.

4.    REMBURSEMENT OF EXPENSES

      The Corporation agrees to reimburse Employee for all reasonable business expenses actually and properly incurred by Employee in the discharge of his duties hereunder, upon presentation by Employee of vouchers or other documentation reasonably satisfactory to the Corporation substantiating such expense.

      The Company agrees to reimburse Employee for moving / relocation expenses incurred by the Employee to move his personal property to Washington D.C.

5.    BENEFITS

      In addition to the compensation under Paragraph 3, Employee, during the term of this Agreement, shall be entitled to participate in all pension, retirement, and profit-sharing plans, and other fringe benefits, including without limitation, medical, hospital, major medical, life insurance, long term and short term disability and statutory disability coverage which the corporation will pay. From time to time the Company will make generally available to other employees of the Corporation, on the same basis as such plan or plans and benefits are made generally available to such individuals (subject however, to the provisions of said plans), of for the benefit of the Employee alone or solely for the officers of the Corporation. The Board of Directors may also include Employee as a participant in any management-incentive, stock option, bonus, or similar plan established by the Board of Directors, subject, however, to the provisions of any such plan or plans.

      The Company agrees to lease an automobile (from the existing lease) for the use of the Employee.

      GENERAL BENEFITS:

      In addition to the compensation under Paragraph 3, Employee, during the term of this Agreement, the Employee shall be entitled to the following general benefits: Three (3) Weeks of Vacation per year, all legal holidays.


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6.    COVENANT NOT TO COMPETE; CONFIDENTIALITY

      (a) Employee covenants that, during the term of his employment by the Corporation, and for a period of one year thereafter, he will not engage directly or indirectly, in, or serve as an employee or consultant to, any Competing Business and shall not lend assistance of kind to such Competing Business. For the purposes of this Agreement, "Competing Business" shall be deemed to mean any person, firm or corporation (other than an entity which is or hereafter becomes an affiliate of the Corporation) which within a fifty mile geographical radius of the area where the Corporation shall or markets its products or services, is engaged in the sale or marketing of information systems or services. Employee's ownership or holding, directly or indirectly, of securities constituting less than two percent (2%) of the issued and outstanding securities of any corporation, the securities of which are regularly traded on a national securities exchange or in the over-the-counter market, which would otherwise be prohibited by the foregoing provisions, shall conclusively be deemed not to be in breach of Employee's covenant set forth herein.

      (b) Employee further covenants that during the term of his employment, and for a period of three years thereafter, irrespective of whether any utilize, furnish or make accessible to anyone (other than in the regular course of the business of the Corporation) or use for his own benefit, gain or otherwise, any information concerning any inventions, discoveries, improvements, processes, computer software programs, know-how, ideas, trade secrets, customer lists, or any confidential materials; data, information or instructions, technical or otherwise, issued or proclaimed, for the sole use of the Corporation, disclosed to him or in any way acquired by him during his employment hereunder; it being the intent of the Corporation, with which Employee agrees, to restrict him from disseminating or using any information which is unpublished and not readily available to the general public. The parties hereby stipulate that all such information is confidential material and affects the successful conduct of the business and the goodwill of the Corporation. Nothing herein shall restrict Employee from disseminating, or otherwise using any information which is published or which is or becomes readily available to the general public through no action by Employee.

      (c) Employee agrees that his engagement in any competition with the Corporation in violation of his undertaking pursuant to subparagraph
            (a) of this Paragraph 6 or the disclosure by him of any confidential material may result in irreparable injury and damage to the Corporation which will not be adequately compensable in money damages; that the Corporation may have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary,


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            temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against or on account of any breach by Employee of the foregoing.

      (d) Employee agrees that upon any termination of his employment, whether voluntary or involuntary, or with cause, he will notify any new partner, associate, or any other person, firm or corporation with whom he becomes associated in any capacity whatsoever, of the existence of this Agreement and the provisions of this Paragraph 6, and that the Corporation may give similar notice thereof.

      (e) The covenants by Employee set forth in this Paragraph 6 shall be construed as an agreement independent of this or the provisions of any other agreement between the parties. The existence of any claim or cause of action by Employee against the Corporation, whether predicated upon this or any other agreement or otherwise, shall therefore not constitute a defense by Employee to the enforcement of the provisions of this Paragraph 6.

      (f) While the restriction set forth in this Paragraph 6 are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for reasons unforeseen, and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Corporation but would be valid if part of the wording thereof were deleted, or the period thereof reduced, or the range of activities or area dealt with thereby reduced in scope, the said transaction shall apply with such modifications as may be necessary to make it valid and effective.

7.    DISABILITY

      For the purposes of this Agreement, "permanent disability" shall mean Employee's inability to perform his duties for a period of six consecutive months, by reason of any physical or mental incapacity, in a manner substantially consistent with the manner in which he had performed such duties prior to the first occurrence of such inability; provided, however, that if a disability insurance policy is maintained by the Corporation for the benefit of Employee, the definition of "permanent disability" for this Agreement shall also include any condition defined by the six month anniversary of the date which Employee first became unable to perform his duties as provided in Paragraph 7. Employee shall be entitled to his full pay and benefits until the date of permanent disability, reduced by any disability benefit payments to him until such date.

8. (a.) Notwithstanding anything herein contained to the contrary, the Corporation shall have the right to terminate Employee's employment hereunder immediately upon the occurrence of any of the following circumstances:


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            (i)   Upon determination of the Board of Directors with cause;

            (ii)  Employee's conviction of a felony;

            (iii) Employee's breach of any of the material terms of this
                  Agreement, provided such breach remains uncured 30 days after the Corporation gives Employee written notice of such breach;

            (iv)  Employee's death; or

            (v) Employee's permanent disability, as defined in Paragraph 7 hereof.

      (b) In the event that this Agreement is terminated without cause pursuant to Paragraph 8(a)(i) hereof, Employee shall be entitled to receive the weekly compensation contemplated by Paragraph 3(a) for the remainder of the term of this Agreement.

      (c) For the purpose of this Agreement, the term "cause" as used in Paragraph 8(a)(i). above shall mean: Employee's willful misconduct or neglect of duties or commission of other acts or failure to act which are determined by the Board of Directors to be contrary to the best interests of the Corporation.

9.    TERM AND RENEWAL

      Unless sooner terminated as provided herein, the term of this Agreement shall be for a term commencing as of the date hereof, and extending to and through March 31, 2002. This Agreement shall be automatically renewed on April 1, 2002 for a three year period and each third anniversary date thereof for three-year periods unless either party shall, not later than 90 days before the expiration of the term then in effect, given written notice of his or its intention not to renew. Any such renewal shall be upon the same terms and conditions as contained in this Agreement, provided, however, that the compensation provided for as of the date hereof for the initial term may be modified as the parties shall agree for each such successive term and any such modification shall be incorporated into an amendment hereto executed by the parties.

10.   EMPLOYEE'S WARRANTIES

      Employee warrants that he has full power and authority to enter into this Agreement and that such act, and the performance of his obligations hereunder, will not conflict with any other agreements or undertakings to which he is party or to that he will fully indemnify the Corporation and hold it harmless from and against any and all such claims, charges or liabilities, including reasonable attorneys' fees, incurred by the Corporation in connection therewith.

11.   NOTICES


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      Any and all notices or other communications given under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or 3 days after by mailing, if mailed within the continental United States, postage paid, by registered or certified mail, to the party entitled to receive same, at his or its address or addresses as either party shall specify in a notice given in conformity with the provisions of the paragraph. Copies of all notices or other communications given to the corporation shall be sent to Phillips Nizer et al, 666 Fifth Avenue, New York, NY 10103-0084 Attention: Vincent McGill, Esq.

12.   MISCELLANEOUS PROVISIONS

      (a) This instrument represents the entire Agreement between the parties and supersedes any prior agreements or understandings among the with respect to the subject matter hereof. No provision hereof, including, without limitation, this Paragraph 12, may be amended, modified, terminated, or revoked except by writing signed by all parties hereto.

      (b) This Agreement contemplates the personal services of Employee dba F.I.I.C., and neither this agreement nor any of the rights herein granted to Employee of the duties assumed by him hereunder may be assigned by him. This Agreement, and the rights of the Corporation hereunder, may be assigned by the Corporation only in connection with the sale of the business of the Corporation. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns, except as otherwise provided in this Agreement.

      (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      (d) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as any such invalid or unenforceable provision were not contained herein.

      (e) This agreement is a contract made under the laws of the District of Columbia and shall in all respects be governed by and construed in accordance with the laws of the District of Columbia.

      (f) The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of this agreement.


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      (g)   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute an instrument.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of this 1st day of April 1999.

                                        Eurotech, Ltd.

                                        By:    /s/ David Wilkes
                                            ------------------------------------
                                               David Wilkes
                                               Chairman of the Board


                                        Employee:

                                        By:    /s/ Frank Fawcett / DBA, F.I.I.C.
                                            ------------------------------------
                                               Frank Fawcett / dba F.I.I.C.